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                                                                    EXHIBIT 10.2

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

     This Amended and Restated Employment Agreement (this "Agreement") is entered into this date by and between ALAMOSA PCS, LLC, a Texas Limited Liability Company, having its principal executive office located at 4403 Brownfield Highway, Lubbock, Texas 79407 (the "Company"), and W. DON STULL, an individual residing at Lubbock, Texas (the "Employee").

                                   WITNESSETH:

     WHEREAS, the parties entered into an employment agreement as of October 29, 1998 (the "Prior Employment Agreement"); and

     WHEREAS, the parties desire to amend and restate said employment agreement to set forth and confirm their respective rights and obligations with respect to the Employee's continued employment by the Company.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

     1. EMPLOYMENT; TERM; DUTIES. The Company hereby continues to employ the Employee as Chief Technology Officer ("CTO"). The term of the Employee's employment, pursuant to this Agreement, will commence on October 29, 1999, (the "Commencement Date") and will continue until October 31, 2001, or the termination of this Agreement as described in Section 5 hereof, whichever shall occur first. The Employee hereby agrees to his continued employment, and agrees to devote his full time and effort to the business and affairs of the Company with such duties consistent with the Employee's position as may be assigned to him from time to time by the Board of Managers of the Company and/or the Chief Executive Officer ("CEO") or the Chief Operating Officer ("COO") of the Company. Notwithstanding the foregoing, the Company acknowledges that the Employee has other business interests and ownerships. Subject to the provisions of Sections 7 through 10 hereof, the Company acknowledges and consents to the continuation of these ownerships and relationships, provided they do not interfere with the Employee's duties under this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to impose any obligation on the Company or any of its subsidiaries to continue to employ the Employee, or on the Employee to remain in the employ of the Company or any of its subsidiaries.

     2. COMPENSATION. In consideration of all services rendered by the Employee as CTO during the remaining term of his employment, pursuant to this Agreement, the Company will provide the Employee with the following compensation:

         (a) BASE SALARY. The Company will pay the Employee a base salary at the annual rate of $90,000.00, payable periodically but no less often than semi-monthly, in substantially equal amounts, in accordance with the

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EMPLOYMENT AGREEMENT                                                PAGE 1 OF 19
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         Company's payroll practices from time to time in effect. The Company will review the Employee's base salary at least once each year and may, in its discretion, increase the Employee's base salary.

         (b) BONUS. In addition to the Employee's base salary, the Employee shall be eligible to receive a bonus (a "Quarterly Bonus") for each calendar quarter in an amount, if any, determined as follows: In each calendar quarter Employee's Quarterly Bonus shall be equal to the sum of (1) plus (2) as follows:

            (1) $7,500.00 multiplied by the percentage set forth opposite each Expected Milestone set forth in the attached EXHIBIT "A", incorporated herein by reference, which is achieved for that calender quarter.

            (2) $7,500.00 multiplied by the percentage set forth opposite each Exceptional Milestone set forth in EXHIBIT "A" which is achieved for that calendar quarter.

         If any particular Expected Milestone or Exceptional Milestone is not achieved for any calendar quarter, that percentage share of the dollar amount specified in (1) or (2) above, as the case may be, shall not be payable as part of the Quarterly Bonus. The Expected Milestones, Exceptional Milestones and percentages set forth on EXHIBIT "A" may be changed by the Company at any time and from time to time, but shall be reasonable by wireless industry standards. Any such change shall not apply earlier than the calendar quarter following the calendar quarter in which such change is made by the Company and communicated to the Employee.

         Any Quarterly Bonus owing to the Employee shall be paid within forty-five (45) days following the end of the applicable calendar quarter.

         (c) UNIT OPTIONS. The options granted to the Employee under his Prior Employment Agreement, none of which have been exercised, are modified as follows:

            (1) The "Series 8" options granted to Employee ("Series 8 Options") represent forty-eight thousand five hundred (48,500) membership units in the Company and have a per unit purchase price equal to $1.1296.

            (2) The "Series 15" options granted to Employee ("Series 15 Options") represent forty-eight thousand five hundred (48,500) membership units in the Company and have a per unit purchase price equal to $1.2477.

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EMPLOYMENT AGREEMENT                                                PAGE 2 OF 19
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            (3) The "Series 25" options granted to Employee ("Series 25
            Options") represent forty-eight thousand five hundred (48,500) membership units in the Company and have a per unit purchase price equal to $1.4238. (The Series 8 Options, the Series 15 Options and the Series 25 Options are sometimes referred to herein individually as the "Series Option" or collectively as the "Series Options.")

            (4) One-third (1/3) of each Series Option (i.e., 16,166 membership units from each Series Option) is fully vested and immediately exercisable on October 29, 1999, and thereafter are exercisable at any time until December 31, 2006, in accordance with the provisions of Sections 2(c)(6) and (7) hereof.

            (5) Subject to Section 6 hereof, one-third (1/3) of each of the Series Options shall be vested and exercisable on each of October 29, 2000 and October 29, 2001, respectively, and thereafter be exercisable at any time until December 31, 2006, in accordance with the provisions of Section 2(c)(6) and (7) hereof.

            (6) The Series Options may be exercised during the Employee's lifetime by the Employee or his guardian or legal representative. If the Employee dies or becomes disabled, the following persons may exercise the exercisable portion of the Series Options on behalf of the Employee at any time prior to December 29, 2006: (i) if the Employee is disabled, the guardian or legal representative of the Employee; or (ii) if the Employee dies, the personal representative of his estate, or the person who acquired the right to exercise the Series Options by bequest or inheritance or by reason of the death of the Employee; provided that the Series Options shall remain subject to the other terms of this Agreement, and applicable laws, rules, and regulations. The Series Options may be exercised only with respect to full units, and no fractional units shall be issued.

            (7) Subject to such administrative regulations as the Company may from time to time adopt, any Series Option may be exercised by the delivery of written notice to the Company setting forth the number of membership units with respect to which the Series Option is to be exercised and the date of exercise thereof (the "Option Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Option Exercise Date, the Employee shall deliver to the Company consideration with a value equal to the total price of the units to be purchased, payable as follows: (a) cash, certified check, bank draft, or money order payable to the order of the Company; and/or (b) any other form of payment which is acceptable to the Company.

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EMPLOYMENT AGREEMENT                                                PAGE 3 OF 19
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            Upon payment of all amounts due from the Employee, the Company shall cause certificates for the units then being purchased to be delivered to the Employee (or the person exercising the Employee's Series Option in the event of his death) at its principal business office within ten (10) business days after the Option Exercise Date. The obligation of the Company to deliver units shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Series Option or the units upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Series Option or the issuance or purchase of membership units of the Company thereunder, then the Series Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

            If the Employee fails to pay for any of the membership units specified in such notice or fails to accept delivery thereof, then the Employee's right to purchase such membership units may be terminated by the Company.

            (8) In the event the Company becomes a wholly-owned subsidiary of Alamosa PCS Holdings, Inc., a Delaware corporation ("Holdings"), then the Series Options shall be converted into options for shares of common stock of Holdings under the Alamosa PCS Holdings, Inc. 1999 Long-Term Incentive Plan, on terms and conditions substantially identical to the terms and conditions of this Agreement and, where not otherwise inconsistent with this Agreement, the terms and conditions of the option agreements entered into pursuant to the Long-Term Incentive Plan by the other officers of the Company.

The Employee will receive no additional compensation for serving the Company in any other capacity.

     3. EMPLOYEE BENEFITS. The Employee will be entitled to participate in all incentive, retirement, profit-sharing, life, medical, disability and other benefit plans and programs (collectively "Benefit Plans") as are from time to time generally available to other executives of the Company with comparable responsibilities, subject to the provisions of those programs. Without limiting the generality of the foregoing, the Company will provide the Employee with basic health and medical benefits on the terms that such benefits are provided to other executives of the Company with comparable responsibilities. The Employee will also be entitled to holidays, sick leave and vacation in accordance with the

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EMPLOYMENT AGREEMENT                                                PAGE 4 OF 19
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Company's policies as they may change from time to time, but in no event shall the Employee be entitled to less than four (4) weeks paid vacation per year.

     4. EXPENSES.

         (a) Reimbursement for Expenses. The Company will promptly reimburse the Employee, in accordance with the Company's policies and practices in effect from time to time, for all expenses reasonably incurred by the Employee in performance of the Employee's duties under this Agreement, including reimbursement for miles driven by the Employee in furtherance of the Company's business ("Business Mileage").

            (1) Reimbursement for Business Mileage shall be eighteen cents (18(cents)) per mile.

            (2) Business mileage does not include commuting from Employee's residence to the Company's headquarters.

            (3) Employee is responsible for proper substantiation and reporting of Business Mileage and/or actual expenses.

            (4) Employee acknowledges that the payment to him of a monthly vehicle allowance plus the standard mileage rate may result in taxable income if the business portion of actual automobile expenses is less than the total amount paid to employee under this subsection, or if employee does not maintain the records required by the Internal Revenue Code and the Regulations thereunder. Employee has been advised to consult a tax advisor to determine the taxability of payments under this subsection, and the record keeping requirements associated with the travel and expenses associated with such payments.

         (b) Expense Allowance. In addition to reimbursed expenses, Employee is entitled to $400.00 per month as a vehicle allowance.

     5. TERMINATION. The Employee's employment by the Company: (a) shall terminate upon the Employee's death or disability (as defined below); (b) may be time; (c) may be terminated by the Company for cause (as defined below) at any time; (d) may be terminated by the Employee, without cause at any time upon forty-five (45) days' prior written notice delivered by the Employee to the Company; (e) may be terminated by the Employee for cause (as defined below) at any time upon forty-five (45) days' prior written notice delivered by the Employee to the Company; and (f) may be terminated by the Company for non-performance by the Employee at any time.

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EMPLOYMENT AGREEMENT                                                PAGE 5 OF 19
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         (a) The term "disability" means the determination under the Company's
         Long-Term Disability Plan that the Employee is eligible to receive a disability benefit.

         (b) The term "cause" in the event of termination of the Employee's employment by the Company means (i) any breach of Sections 7 or 9 of this Agreement by Employee which has a material adverse effect on the Company and which is not or cannot be cured within thirty (30) days after notice from the Board of Managers of the Company thereof; (ii) commission of any act of fraud, embezzlement or dishonesty by the Employee that is materially and demonstrably injurious to the Company;
         (iii) any act or omission by Employee which constitutes a uncured default or breach of that certain Sprint PCS Management Agreement dated July 17, 1998 and as it may be amended from time to time or any other similar Sprint Management Agreement to which the Company or any of its affiliates or subsidiaries may be a party ("the Sprint Agreement"); or
         (iv) any other intentional misconduct by the Employee adversely affecting the business or affairs of the Company in a material manner. The term "intentional misconduct by the Employee adversely affecting the business or affairs of the Company" shall mean such misconduct that is detrimental to the business or the reputation of the Company as it is perceived both by the general public and the telecommunications industry.

         (c) The term "cause" in the event of termination of the Employee's employment by the Employee means the change in job responsibilities of the Employee resulting in the demotion, removal or failure to elect Employee to the position of CTO or the job responsibilities of that position, which demotion, removal or failure to elect is caused by something other than cause for termination of the Employee's employment by the Company under Section 5(b) hereof and other than the non-performance of the Employee as defined under Section 5(d) hereof.

         (d) The term "non-performance by the Employee" in the event of termination of the Employee's employment by the Company means the determination by a super-majority (greater than 75%) of the members of the Board of Managers of the Company, in their sole and absolute discretion, that the Employee is not performing his duties under this Agreement after the Board of Managers of the Company has delivered to the Employee written notice which specifically identifies the manner in which the Board believes he is not performing his duties and which is not or cannot be cured within 15 days after such written notice is delivered to the Employee.

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EMPLOYMENT AGREEMENT                                                PAGE 6 OF 19
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     6. CONSEQUENCES OF TERMINATION.

         (a) CONSEQUENCES OF TERMINATION ON EMPLOYEE'S DEATH OR DISABILITY. If the Employee's employment is terminated prior to October 31, 2001, because of the Employee's death or disability, (i) subject to Section 6(g) hereof, this Agreement terminates immediately; (ii) Employee or his legal representative or estate, as the case may be, shall be eligible to exercise any options granted and vested pursuant to Section 2(c) hereof at the time of such death or disability, plus, if such death or disability does not occur on October 29 of a given year, a fractional portion of those options which would have vested and become exercisable pursuant to Section 2(c) hereof on the October 29 immediately following such death or disability based on a fraction whose numerator is the number of months (including the month in which the date of death or disability occurs) since the previous October 29 and whose denominator is twelve (12), in accordance with the provisions of Section 2(c) hereof, and any other options granted to the Employee shall be forfeited; (iii) the Company will pay the Employee, or his legal representative or estate, as the case may be, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and (iv) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

         (b) CONSEQUENCES OF TERMINATION BY THE COMPANY FOR ANY REASON OTHER THAN FOR CAUSE OR FOR NON-PERFORMANCE OF EMPLOYEE

            (1) If the Employee's employment is terminated by the Company prior to October 31, 2001, for any reason other than for cause or non-performance of Employee, (i) subject to Section 6(g) hereof, this Agreement terminates immediately; (ii) Employee or his legal representative or estate, as the case may be, shall be eligible to exercise any options granted but not exercised pursuant to Section 2(c) hereof, all of which options shall be deemed vested as of the date of the Employee's termination of employment regardless of whether or not they are in fact otherwise vested pursuant to Section 2(c) hereof on said date, in accordance with the provisions of
            Section 2(c) hereof; (iii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day

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EMPLOYMENT AGREEMENT                                                PAGE 7 OF 19
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            of employment, but had not yet been received; (iv) the Company will pay the Employee, within sixty (60) days of such termination, a lump sum severance payment equal to one (1) year's base salary as in effect at the date of employment termination; and (v) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

            (2) Any payment pursuant to clause (b)(1)(iv) above (the "Termination Payment"):

                a. will be subject to offset for any advances, amounts receivable, and loans, including accrued interest, outstanding on the date of the employment termination; and

                b. will not be subject to offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the Termination Payment is made, and the Employee shall have no obligation whatever to seek any subsequent employment.

         (c) CONSEQUENCES OF TERMINATION FOR CAUSE BY THE COMPANY. If the Employee's employment is terminated by the Company prior to October 31, 2001, for cause, (i) subject to Section 6(g) hereof, this Agreement terminates immediately; (ii) Employee shall not be eligible to exercise and shall forfeit any options granted (whether or not vested) pursuant to Section 2(c) hereof at the time of such employment termination that have not already been exercised by the Employee at the time of such employment termination; (iii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and(iv) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

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EMPLOYMENT AGREEMENT                                                PAGE 8 OF 19
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         (d) CONSEQUENCES OF TERMINATION BY THE EMPLOYEE FOR ANY REASON OTHER
         THAN FOR CAUSE OR EMPLOYEE'S DEATH OR DISABILITY. If, upon forty-five
         (45) days' prior written notice to the Company by the Employee, the Employee's employment is terminated by the Employee prior to October
         31, 2001, for any reason other than for cause or Employee's death or disability, (i) subject to Section 6(g) hereof, this Agreement terminates immediately; (ii) Employee or his legal representative or estate, as the case may be, shall be eligible to exercise any options granted and vested, but not exercised pursuant to Section 2(c) hereof at the time of such employment termination, in accordance with the provisions of Section 2(c) hereof, and any other options granted to the Employee shall be forfeited; (iii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and (iv) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

         (e) CONSEQUENCES OF TERMINATION BY THE EMPLOYEE FOR CAUSE.

            (1) If, upon forty-five (45) days' prior written notice to the Company by the Employee, the Employee's employment is terminated by the Employee prior to October 31, 2001, for cause (i) subject to
            Section 6(g) hereof, this Agreement terminates immediately; (ii) Employee or his legal representative or estate, as the case may be, shall be eligible to exercise any options granted and vested pursuant to Section 2(c) hereof at the time of such employment termination, plus, if such employment termination does not occur on October 29 of a given year, those options which would have vested and become exercisable pursuant to Section 2(c) hereof on the October 29 immediately following such employment termination, in accordance with the provisions of Section 2(c) hereof and the option agreement referred to therein, and any other options granted to the Employee shall be forfeited; (iii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; (iv) the Company will pay the Employee, within sixty
            (60) days of such termination, a lump sum severance payment equal to one (1) year's

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EMPLOYMENT AGREEMENT                                                PAGE 9 OF 19
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            base salary as in effect at the date of employment termination or the unpaid balance of the annual base salary which would have been payable to Employee through October 31, 2001, whichever amount shall be less; and (v) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

            (2) Any payment pursuant to clause (e)(1)(iv) above (the "Termination Payment"):

                a. will be subject to offset for any advances, amounts receivable, and loans, including accrued interest, outstanding on the date of the employment termination; and

                b. will not be subject to offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the Termination Payment is made, and the Employee shall have no obligation whatever to seek any subsequent employment.

         (f) CONSEQUENCES OF TERMINATION BY THE COMPANY FOR NON-PERFORMANCE BY THE EMPLOYEE. If the Employee's employment is terminated by the Company prior to October 31, 2001, for non-performance by the Employee (i) subject to Section 6(g) hereof, this Agreement terminates immediately;
         (ii) Employee or his legal representative or estate, as the case may be, shall be eligible to exercise any options granted and vested but not exercised pursuant to Section 2(c) hereof at the time of such employment termination, in accordance with the provisions of Section 2(c) hereof, and any other options granted to the Employee shall be forfeited; (iii) the Company will pay the Employee, in full satisfaction of all of its compensation (base salary and bonus) obligations under this Agreement, an amount equal to the sum of any base salary due to the Employee through the last day of employment, plus any accrued bonus to which the Employee may have been entitled on the last day of employment, but had not yet been received; and (iv) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that Employer shall have no obligation to make any payments toward these benefits for Employee from and after termination.

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EMPLOYMENT AGREEMENT                                               PAGE 10 OF 19
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         (g) PRESERVATION OF CERTAIN PROVISIONS. Notwithstanding any provisions of this Agreement to the contrary, the provisions of Sections 7 through 12 hereof shall survive the expiration or termination of this Agreement as necessary to give full effect to all of the provisions of this Agreement.

     7. NON-COMPETITION BY EMPLOYEE. During the term of this Agreement, the Employee shall not, directly or indirectly, either as an Employee, Employer, Consultant, Agent, Principal, Partner, Corporate Officer, Director, Shareholder, Member, Investor or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatever with the business of the Company. For these purposes, the business of the Company is establishing and providing mobile wireless communications services (the "Business"), including all aspects of the Business, within the Service Area as that term is defined in the Schedule of Definitions referred to in and incorporated by reference into the Sprint Agreement. Furthermore, upon the expiration of this Agreement or the termination of this Agreement prior to October 31, 2001, for any reason, the Employee expressly agrees not to engage or participate, directly or indirectly, either as an Employee, Employer, Consultant, Agent, Principal, Partner, Stockholder, Corporate Officer, Director, Shareholder, Member, Investor or in any other individual or representative capacity, for a period of two (2) years in any business that is in competition with the Business and that is located within and/or doing business within the Service Area as defined above as in existence during the term of the Employee's employment with the Company. The parties agree that the Company has a legitimate interest in protecting the Business and goodwill of the Company that has developed in the areas of the Company's Business and in the geographical areas of this Covenant Not To Compete as a result of the operations of the Company. The parties agree that the Company is entitled to protection of its interests in these areas. The parties further agree that the limitations as to time, geographical area, and scope of activity to be restrained do not impose a greater restraint upon Employee than is necessary to protect the goodwill or other business interest of the Company. The parties further agree that in the event of a violation of this Covenant Not To Compete, that the Company shall be entitled to the recovery of damages from Employee and/or an injunction against Employee for the breach or violation or continued breach or violation of this Covenant. The Employee agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Section 7 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 7 shall remain in full force and effect. The Employee further agrees that if a court of competent jurisdiction determines that any provision of this Section 7 is invalid or against public policy, the remaining provisions of this Section 7 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

     8. EXCEPTIONS TO NON-COMPETITION COVENANTS. Notwithstanding anything herein to the contrary or apparently to the contrary, the following shall not be a violation or breach of the non-competition covenants contained in this Agreement. Employee may

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EMPLOYMENT AGREEMENT                                               PAGE 11 OF 19
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

invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (a) such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and (b) the Employee does not beneficially own (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934) in excess of 5% of the outstanding capital stock of such enterprise. In addition, employee's investment in any company or entity in which Employer is an owner or stockholder at the time of entering into this Amended and Restated Employment Agreement shall also be an exception to the non-competition covenants. The names of these companies or entities are shown on the attached Exhibit B, which is incorporated herein by this reference as if copied at length. Notwithstanding the foregoing, the Employee's relationship with other entities or business interests of Employee shall in no way interfere with or detract from the duties of the Employee to the Company as called for in this Agreement.

     9. CONFIDENTIAL INFORMATION. The Employee recognizes and acknowledges that he will have access to, and the Company agrees that it will provide certain information of members of the Company Group (as defined below) and that such information is confidential and constitutes valuable, special and unique property of such members of the Company Group. The parties agree that the Company has a legitimate interest in protecting the Confidential Information, as defined below. The parties agree that the Company is entitled to protection of its interests in the Confidential Information. The Employee shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, except in pursuance of his duties for and on behalf of the Company, it successors, assigns or nominees, any Confidential Information of any member of the Company Group (regardless of whether developed by the Employee) without the prior written consent of the Company. Employee acknowledges that the use or disclosure of the Confidential Information to anyone or any third party could cause monetary loss and damages to the Company. The parties further agree that in the event of a violation of this covenant against non-use and non-disclosure of Confidential Information, that the Company shall be entitled to a recovery of damages from Employee and/or an injunction against Employee for the breach or violation or continued breach or violation of this covenant.

     As used herein, "Company Group" means the Company, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, and for purposes of this definition "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     The term "Confidential Information" with respect to any person means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, financial and operating information, customers, supplier arrangements, contracts, costs, prices, uses, and applications of products and services, results of investigations, studies or experiments owned or used by such person, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware

================================================================================
EMPLOYMENT AGREEMENT                                               PAGE 12 OF 19
ALAMOSA PCS LLC and W. Don Stull
designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by such person, before or during the term of this Agreement, that are not readily available to the public or that are maintained as confidential by such person. The Employee shall maintain in confidence any Confidential Information of third parties received as a result of his employment with the Company in accordance with the Company's obligations to such third parties and the policies established by the Company.

     10. DELIVERY OF DOCUMENTS UPON TERMINATION. The Employee shall deliver to the Company or its designee at the termination of his employment all correspondence, memoranda, notes, records, drawings, sketches, plans, customer lists, product compositions, and other documents and all copies thereof, made, composed or received by the Employee, solely or jointly with others, that are in the Employee's possession, custody, or control at termination and that are related in any manner to the past, present, or anticipated business or any member of the Company Group. In this regard, the Employee hereby grants and conveys to the Company all right, title and interest in and to, including without limitation, the right to possess, print, copy, and sell or otherwise dispose of, any reports, records, papers, summaries, photographs, drawings or other documents, and writings, and copies, abstracts or summaries thereof, that may be prepared by the Employee or under his direction or that may come into his possession in any way during the term of his employment with the Company that relate in any manner to the past, present or anticipated business of any member of the Company Group.

     11. DISPUTES. The Company and Employee agree to the following in regard to any disputes between them arising under any of the provisions of this Agreement other than the provisions of Sections 7 through 10 hereof. Nothing in this
Section 11 applies to or governs disputes arising under Sections 7 through 10 of this Agreement.

         (a) MEDIATION. The Company and Employee agree to mediate any dispute arising under the applicable provisions of this Agreement. In the event of any such dispute, the parties, within thirty (30) days of a written request for mediation, shall attend, in good faith, a mediation in order to make a good faith reasonable effort to resolve such dispute arising under this Agreement. The parties shall attempt, in good faith, to agree to a mediator. If unable to so agree, the parties, in that event, will move to arbitration as provided in this Agreement and there will be no mediation. If this good faith mediation effort fails to resolve any dispute arising under this Agreement, the Company and Employee agree to arbitrate any dispute arising under this Agreement. This arbitration shall occur only after the mediation process described herein.

         (b) ARBITRATION. The Company and Employee agree, as concluded by the parties to this Agreement on the advice of their counsel, and as evidenced by the signatures of the parties and of their respective attorneys, that all questions as to rights and obligations arising under the terms of this

================================================================================
EMPLOYMENT AGREEMENT                                               PAGE 13 OF 19
ALAMOSA PCS LLC and W. Don Stull

         Agreement are subject to arbitration and such arbitration shall be governed by the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code ss. 171.001 et seq as it may be amended from time to time).

         (c) DEMAND FOR ARBITRATION. If a dispute should arise under this Agreement, either party may within thirty (30) days make a demand for arbitration by filing a demand in writing with the other.

         (d) APPOINTMENT OF ARBITRATORS. The parties to this Agreement may agree on one arbitrator, but in the event that they cannot so agree, there shall be three arbitrators, one named in writing by each of the parties within thirty (30) days after demand for arbitration is made, and a third to be chosen by the two so named. The arbitrators among themselves shall appoint a presiding arbitrator. Should either party fail to timely join in the appointment of the arbitrators, the arbitrators shall be appointed in accordance with the provisions of Texas Civil Practice and Remedies Code ss. 171.041.

         (e) HEARING. All arbitration hearings conducted under the terms of this Agreement, and all judicial proceedings to enforce any of the provisions of this Agreement, shall take place in Lubbock County, Texas. The hearing before the arbitrators of the matter to be arbitrated shall be at the time and place within that County selected by the arbitrators or if deemed by the arbitrators to be more convenient for the parties or more economically feasible, may be conducted in any city within the Service Area as referred to in Section 7 hereof or within the State of Texas.

         (f) ARBITRATION AWARD. If there is only one arbitrator, his or her decision shall be binding and conclusive. The submission of a dispute to the arbitrators and the rendering of their decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrators may be rendered by any court having jurisdiction; or the court may vacate, modify, or correct the award in accordance with the provisions of the Texas General Arbitration Act (Texas Civil Practice and Remedies Code ss. 171.087 et seq as it may be amended from time to time).

         (g) COSTS OF ARBITRATION. The costs and expenses of arbitration, including the fees of the arbitrators but excluding any attorneys' fees, shall be advanced by the Company, but will ultimately be borne by the losing party or in such proportions as the arbitrators shall determine.

         (h) CONDUCT OF ARBITRATION. Any arbitration brought under the terms of this Agreement shall be conducted in the following manner:

================================================================================
EMPLOYMENT AGREEMENT                                               PAGE 14 OF 19
ALAMOSA PCS LLC and W. Don Stull

         (1) Time Limitations. The parties agree that the following time limitations shall govern the arbitration proceedings conducted under the terms of this Agreement:

            (a) Any demand for arbitration must be filed within thirty (30) days of the date the mediation is deemed unsuccessful, or thirty (30) days after the date of the written request for mediation, whichever is later.

            (b) Each party must select an arbitrator within thirty (30) days of receipt of notice that an arbitration proceeding has commenced. In the event that no such selection is made, the arbitrator selected by the other party may conduct the arbitration proceeding without selecting any other arbitrator.

            (c) The hearing must be held within sixty (60) days of the date on which the third arbitrator is selected.

            (d) Hearing briefs must be submitted no later than ten (10) days after the hearing.

            (e) The arbitration award must be made within thirty (30) days of the receipt of hearing briefs.

         (2) Discovery in Arbitration Proceedings. The parties agree that discovery may be conducted in the course of the arbitration proceeding in accordance with the following provisions:

            (a) Each party may notice no more than three (3) depositions in total, including both witnesses adherent to the adverse party and third-party witnesses.

            (b) Each party may serve no more than twenty-five (25) requests for admission on the other party. No requests may be served within ten
            (10) days of the date of hearing, unless the parties otherwise stipulate. All requests for admission shall be responded to within ten (10) days of service of the requests, unless the parties otherwise stipulate.

            (c) Each party may serve no more than fifty (50) interrogatories on the other party. No interrogatory shall contain subparts, or concern more than one topic or subject of inquiry. Interrogatories may not be phrased so as to circumvent the effect of this clause. No interrogatories may be served within ten (10) days of the date of hearing, unless the

================================================================================
EMPLOYMENT AGREEMENT                                               PAGE 15 OF 19
ALAMOSA PCS LLC and W. Don Stull
            parties otherwise stipulate. All interrogatories shall be responded to within ten (10) days of service of the interrogatories, unless the parties otherwise stipulate.

            (d) Each party may serve no more than ten (10) requests for production of documents on the other party. No request for production of documents shall contain subparts, or seek more than one type of document. Requests for production of documents may not be phrased so as to circumvent the effect of this clause. Unless the parties otherwise stipulate, requests for production of documents may not be served within ten (10) day of the date of hearing, and all requests for production of documents shall be responded to within ten (10) days of service of the requests.

            (e) If any party contends that the other party has served discovery requests in a manner not permitted by this Section, or that the other party's response to a discovery request is unsatisfactory, the party may request the presiding arbitrator to resolve such discovery disputes. The presiding arbitrator shall prescribe the procedure by which such disputes are resolved. Any discovery dispute may be handled by telephone conference among the parties and the presiding arbitrator.

     12. SUCCESSORS; BINDING AGREEMENT; ASSIGNMENT. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, provided that the Employee must be given the position as the Chief Technology Officer ("CTO") of such successor with the same authority, powers and responsibilities set forth in Section 1 hereof with respect to the subsidiary or subdivision which operates the business of the Company as it exists on the date of such business combination. Upon the date on which the Company becomes a wholly-owned subsidiary of Holdings, the Company shall be required to assign all of its rights and obligations hereunder to Holdings and Holdings shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it, provided that the Employee must be given the position as Chief Technology Officer of Holdings with the same authority, powers and responsibilities set forth in Section 1 hereof. Failure of the Company to obtain such express assumption and agreement at or prior to the effectiveness of any such succession or event shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Company in the same amount and on the same terms to which the Employee would be entitled hereunder if the Company terminated the Employee's employment without Cause, except that all options will be immediately vested. For purposes of

================================================================================
EMPLOYMENT AGREEMENT                                               PAGE 16 OF 19
ALAMOSA PCS LLC and W. Don Stull
implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. The Company may not assign this Agreement, (i) except in connection with, and to the acquiror of, all or substantially all of the business or assets of the Company, provided such acquiror expressly assumes and agrees in writing to perform this Agreement as provided in this Section, and (ii) except in connection with the Company becoming a wholly-owned subsidiary of Holdings, in which event the Company may assign this Agreement and all of the Company's rights and obligations hereunder to Holdings. The Employee may not assign his rights or delegate his duties or obligations under this Agreement.

     13. NOTICE. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly made or given when hand delivered, one (1) business day after being transmitted by telecopier (confirmed by mail) or sent by overnight courier against receipt, or five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested, to the party to whom such communication is given at the address set forth below, which address may be changed by notice given in accordance with this Section:

     If to the Company:             Alamosa PCS LLC
                                    4403 Brownfield Highway
                                    Lubbock, Texas  79407
                                    Attn:  David E. Sharbutt, Chairman

     With Copy to:                  Jack McCutchin, Jr.
                                    Crenshaw, Dupree & Milam, L.L.P.
                                    P. O. Box 1499
                                    Lubbock, Texas 79408-1499

     If to the Employee:            W. Don Stull
                                    4009 92nd Street
                                    Lubbock, Texas  79423

     With Copy to:
                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------

                                    -----------------------------------

     14. MISCELLANEOUS.

         (a) SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or

================================================================================
EMPLOYMENT AGREEMENT                                               PAGE 17 OF 19
ALAMOSA PCS LLC and W. Don Stull
         unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

         (b) NO ORAL MODIFICATION, WAIVER OR DISCHARGE. No provisions of this Agreement may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Employee and such officer as may be designated by the Board of Managers of the Company to execute such a waiver, modification or discharge. No waiver by either party hereto at any time of any breach by the other party hereto of, or failure to be in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth or referred to in this Agreement or in the documents attached as Exhibits to this Agreement.

         (c) INVALID PROVISIONS. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

         (d) ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings, express or implied, between the Employee and the Company with respect to the subject matter hereof.

         (e) SECTION HEADINGS FOR CONVENIENCE ONLY. The section headings herein are for the purpose of convenience only and are not intended to define or limit the contents of any section.

         (f) EXECUTION IN COUNTERPARTS. The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.

         (g) GOVERNING LAW AND PERFORMANCE. This Agreement shall be governed by the laws of the State of Texas and shall be deemed to be executed in and performance called for in Lubbock, Lubbock County, Texas, or at the Company's sole option, by the laws of the state or states where this Agreement may be at issue in any litigation involving the Company.

================================================================================
EMPLOYMENT AGREEMENT                                               PAGE 18 OF 19
ALAMOSA PCS LLC and W. Don Stull

     DATED this 2nd day of February, 2000, to be effective October 1, 1999.

                                  COMPANY

                                  ALAMOSA PCS LLC

                                  By: /s/ David E. Sharbutt
                                     ---------------------------------------
                                  Name: /s/ David E. Sharbutt
                                       -------------------------------------
                                  Title: Chief Executive Officer
                                        ------------------------------------

                                  EMPLOYEE

                                  /s/ W, Don Stull
                                  ------------------------------------------
                                  W. DON STULL








================================================================================
EMPLOYMENT AGREEMENT                                               PAGE 19 OF 19
ALAMOSA PCS LLC and W. Don Stull

Approved as to the mediation and arbitration provisions in Paragraph 12 above.

                                  CRENSHAW, DUPREE & MILAM, L.L.P.

                                  By /s/ Jack McCutchin, Jr.
                                     ------------------------------------
                                     JACK McCUTCHIN, JR.
                                     Attorneys for Alamosa PCS LLC


                                  ---------------------------------------

                                  ---------------------
                                  Attorney for Employee



Attachment: Exhibit "A" -  The Minimum, Expected and Exceptional Milestones for
                           the Third Quarter and Fourth Quarter of 1999 as adopted by the Board of Managers of the Company

            Exhibit "B" -  List of Companies or Entities Excepted from Covenants

                                    EXHIBIT A

                                    EXHIBIT A
                                 ALAMOSA PCS LLC
                                 3Q99 OBJECTIVES


                                  MINIMUM       EXPECTED     EXCEPTIONAL
MARKET LAUNCH (25%)(1)

El Paso                           Nov 1999      July 1999    -------

Las Cruces                        Jan 2000      July 1999    -------

Laredo                            Aug 1999      July 1999    June 1999

Lubbock                           March 2000    Sept 1999    Aug 1999

Amarillo                          July 2000     Sept 1999    Aug 1999

Midland/Odessa                    May 2000      Sept 1999    Aug 1999

I-27                              Dec 2001      Oct 1999     Aug 1999



TRAINING OF MARKET PERSONNEL (10%)


                                 60% by Launch    80% by Launch     100% by Launch(2)
SUBSCRIBERS (25%)                   5,500            6,151           6,775 (+/-10%)
REVENUE PER UNIT (10%)(3)           51.62            54.34           55.70 (-5%+2.5%)
QUARTERLY OPERATING EXPENSES (10%)
                                    $8,045           $7,662          $7,279
PREPAREDNESS EVALUATION BY SPRINT PCS (10%)

                                    Not Ready        Ready           Exceptional

MARKET PLAN IMPLEMENTED (10%)       After Launch     At Launch       7 Days Prior to Launch(4)

- ------------------

     (1)  Launch is defined as "Hard" Launch
     (2)  Launch is defined as "Hard" Launch
     (3)  Revenue per unit is defined as the gross ARPU w/o Roaming
     (4)  Launch is defined as "Hard" Launch

                                    EXHIBIT A
                                 ALAMOSA PCS LLC
                                 4Q99 OBJECTIVES


                                    MINIMUM      EXPECTED      EXCEPTIONAL

MARKET LAUNCH (30%)(1)

Albuquerque                         Nov 1999     Oct 1999      Sept 1999

Santa Fe                            Nov 1999     Oct 1999      Sept 1999

Abilene                             Nov 2000     Nov 1999      Oct 1999

San Angelo                          Jan 2001     Nov 1999      Oct 1999

I-25                                Dec 2001     March 2000    Nov 1999

I-27                                Dec 2001     Oct 1999      Aug 1999

SUBSCRIBERS (30%)                   17,600       19,943        21,937 (+/-10%)
CAPITAL EXPENDITURES (10%)(2)       $100M        $96M          $92M
REVENUE PER UNIT (10%)(3)AVG.       51.62        54.34         55.70
YTD EBITDA (20%)                    ($19,860)    ($18,914)     ($17,968)



- ---------------------

     (1)  Launch is defined as "Hard" Launch
     (2)  Not to exceed without Board approval
     (3)  Revenue per unit is defined as the gross ARPU w/o Roaming

                                    EXHIBIT B

                      TO EMPLOYMENT AGREEMENT OF DON STULL

              LIST OF COMPANIES OR ENTITIES EXCEPTED FROM COVENANTS




NONE.